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                                                                    EXHIBIT 23.1
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                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm in the Registration Statement (Form S-8) pertaining to the 2000 Outside Directors' Stock Plan of Precision Auto Care, Inc. and to the incorporation by reference therein of our report dated October 8, 1999 with respect to the consolidated financial statements and schedules of Precision Auto Care, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 1999, filed with the Securities and Exchange Commission.

                                                  Ernst & Young LLP

Vienna, Virginia
June 9, 2000

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